Exhibit 20.1


Creation Date Tue Apr  7, 1998  09:29 AM                            Page    1
CMB95B

From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 29 Beginning Date                     03/01/1998
Due Period 29 End Date                           03/31/1998
Determination Date                               04/10/1998
Remittance Date                                  04/15/1998


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 18.3636551079

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 1.2134882491

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 307,683.68
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.2056759724

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 4,055,658.24
      B. From Current Period                                     $ 3,993,894.05
      C. Change in Amount Between Periods (Lines B - A)            $ -61,764.19

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 341,749,066.94
      B. Initial Certificate Balance                         $ 1,495,963,171.74
      C. Pool Factor (Lines A / B)                               0.228447513546

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 18,461,020.93
      B. Available Cash Collateral Amount Percentage            4.999999998917%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 18,461,020.93
      B. For the Next Collection Period                         $ 17,087,453.35